UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fees paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Houston American Energy Corp.

November 14, 2025

Dear Stockholders:

We cordially invite you to attend the Annual Meeting of Stockholders of Houston American Energy Corp. (the “Company”), which will be held virtually on December 16, 2025 at 11:00 a.m. Central Standard Time (the “Annual Meeting”).

The accompanying notice and proxy statement contain details concerning the matters to be considered during the Annual Meeting. At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.	To elect five (5) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal.

2.	To ratify the Board’s selection of CBIZ CPAs P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025.

3.	To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers.

4.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board recommends that you vote “FOR” approval of all of the proposals presented at the Annual Meeting. The accompanying proxy statement and its annexes, if any, explain the various proposals and provide specific information about the Annual Meeting. Please read these materials carefully.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you attend the virtual Annual Meeting, you may vote at the Annual Meeting online at the time of such Annual Meeting, even if you have previously returned your proxy card, as described in the attached proxy statement.

Your prompt attention would be greatly appreciated.

Sincerely,

/s/ Edward Gillespie
Edward Gillespie
Chief Executive Officer

HOUSTON AMERICAN ENERGY CORP.

1300 Post Oak Blvd., Suite 1305

Houston, Texas 77056

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2025

The 2025 Annual Meeting of Stockholders of Houston American Energy Corp. (the “Company”) will be held on December 16, 2025, at 11:00 a.m. Central Standard Time (the “Annual Meeting”). There will be no physical meeting location for the Annual Meeting. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. You will not be able to attend the virtual Annual Meeting physically in person. You may access the Annual Meeting, by visiting the website located at www.virtualshareholdermeeting.com/HUSA2025, which will open 15 minutes prior to the start time for the Annual Meeting, and following the on-screen instructions. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect five (5) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”).

2.	To ratify the Board’s selection of CBIZ CPAs P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025 (“Proposal No. 2”).

3.	To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers (“Proposal No. 3”).

4.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board recommends that you vote “FOR” each of the proposals.

The Board has fixed the close of business on November 13, 2025 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Edward Gillespie
Edward Gillespie
Chief Executive Officer

YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN ON ATTENDING THE VIRTUAL ANNUAL MEETING ONLINE, YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD VIRTUALLY ON DECEMBER 16, 2025

This Proxy Statement, the Proxy Card and our most recently filed Annual Report on Form 10-K, and all amendments thereto, are available on the website located at www.virtualshareholdermeeting.com/HUSA2025 on the Annual Meeting date, by using your control number(s) that appears on your proxy card.

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Houston American Energy Corp.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Houston American Energy Corp., a Delaware corporation (“we,” “us,” “our,” or the “Company”), with its principal executive offices at 1300 Post Oak Blvd., Suite 1305, Houston, Texas 77056, for use at the 2025 Annual Meeting of Stockholders to be held on December 16, 2025 and at any adjournment or postponement thereof (the “Annual Meeting”). The enclosed proxy relating to the Annual Meeting is solicited on behalf of the Board. In addition to solicitation by mail, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or at the Annual Meeting. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock. We are mailing our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, to our stockholders with this notice and proxy statement (including the form of proxy) on or about November 14, 2025.

Only stockholders of record at the close of business on November 13, 2025 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 34,632,566 shares of our common stock, $0.001 par value (the “common stock”). Each such stockholder is entitled to one vote for each share of common stock so held and may vote such shares either personally or by proxy.

The Annual Meeting will be held as a virtual meeting only, via a live audio webcast. There will be no physical meeting location for the Annual Meeting. You will be able to attend the meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/HUSA2025 and entering your control number included in your proxy materials or on your proxy card. Even though the Annual Meeting is being held virtually, stockholders will have the ability to participate in, hear others, and ask questions during the Annual Meeting.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on November 13, 2025, will be entitled to vote at the Annual Meeting. The holders of more than one-third of the Company’s common stock, issued and outstanding and entitled to vote on the record date must be present online (by remote communication) or by proxy to have a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by proxy (includes shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the Annual Meeting. At the close of business on November 13, 2025, we had 34,632,566 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

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Items to be Voted Upon, Voting Your Shares and Votes Required

Stockholders will be voting upon three matters as well as any other business that may properly come before the meeting. The specific items to be voted on are:

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCE

Proposal 1: Election of directors	FOR EACH OF THE NOMINEES	Page 6

Proposal 2: Ratification of appointment of independent registered public accountant	FOR	Page 21

Proposal 3: Advisory vote to approve named executive officer compensation	FOR	Page 23

Vote Required for Election of Directors (Proposal No. 1). Our certificate of incorporation, as amended (the “Certificate of Incorporation”), does not authorize cumulative voting. Delaware law and our amended and restated bylaws (the “Bylaws”) provide that our directors are to be elected by a plurality of the votes cast by holders of the shares of common stock present at the meeting. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Appointment of Independent Registered Public Accountants (Proposal No. 2). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of common stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by the holders of shares of common stock present and entitled to vote on the matter will be required to ratify the Board’s selection of CBIZ CPAs P.C. as our independent registered public accountants for the fiscal year ending December 31, 2025. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

Vote Required for the Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 3). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of common stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by the holders of shares of common stock present and entitled to vote on the matter will be required to approve the Proposal No. 3, which is non-binding on the Company. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a plurality of the votes cast” and such shares that constitute broker non-votes are not considered entitled to vote; broker non-votes are also not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a majority of the votes cast by holders of shares of common stock and entitled to vote on the matter”. However, such shares that constitute broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum.

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The votes on Proposal No. 1 and Proposal No. 3 are considered “non-routine,” and the vote on Proposal No. 2 is considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted where the voting standard for such approval calls for the approval of “a majority of the votes cast by holders of shares of common stock,” which is the voting standard for Proposal No. 2 and Proposal No. 3.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election designated by the Board.

Stockholders will not be entitled to dissenters’ rights with respect to any proposal to be considered and voted on at the Annual Meeting.

How to Vote

Your vote is very important no matter how many shares of common stock you own. Whether or not you plan to attend the virtual Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/HUSA2025, we urge you to vote your shares of common stock today.

Instructions regarding each method of voting are provided in the proxy materials and stockholders can access proxy materials and vote at www.proxyvote.com. If you desire to submit your vote via internet or telephone, or if you desire to submit questions while connected to the virtual Annual Meeting on the Internet, follow the instructions at www.virtualshareholdermeeting.com/HUSA2025 and use the control number included in the enclosed proxy card mailed to you.

Submitting Your Proxy

Edward Gillespie, our Chief Executive Officer, is named as attorney-in-fact in the proxy. If you complete and submit your proxy, Mr. Gillespie will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, Mr. Gillespie will vote the shares represented by your proxy as follows:

●	FOR the election of each of the director nominees;

●	FOR the ratification of the selection of CBIZ CPAs P.C. as our registered public accountant; and

●	FOR approval, on an advisory basis, of the compensation of our named executive officers.

To ensure that your vote is recorded promptly, please vote as soon as possible. To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the Annual Meeting.

Revoking or Changing Your Proxy

Any stockholder may revoke a submitted proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.

Please note, however, that only your last dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this proxy statement.

If your shares of common stock are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote such shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

Information Regarding the Company

Our principal executive offices are located at 1300 Post Oak Blvd., Suite 1305, Houston, Texas 77056.

The Company’s website address, https://houstonamerican.com, is included in this proxy statement as a textual reference only, and the information in the Company’s website is not incorporated by reference into this proxy statement.

Other Information

We will bear the expenses of soliciting proxies. Our officer and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means. We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, which is not part of the proxy soliciting materials, is included with this proxy statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of November 13, 2025 by:

●	each person or group known by us to beneficially own more than 5% of our outstanding voting securities;
●	each director;
●	each named executive officer; and
●	all of our current directors and named executive officers of the company as a group.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock or other equity securities of the Company that such person has the right to acquire within sixty (60) days of November 13, 2025. For purposes of computing the percentage of outstanding shares of our common stock or other equity securities of the Company held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of November 13, 2025 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. . The inclusion in the table below of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares of common stock. As of November 13, 2025, there were 34,632,566 shares of common stock issued and outstanding.

The presentation of the shares of Common Stock in the following table reflects the Company’s 1-for-10 reverse stock split of its Common Stock effected on June 6, 2025.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Shareholders:
Bower Family Holdings, LLC(2)	3,284,598		9.5%
Abundia Financial, LLC(3)	27,599,221		80.9%

Named executive officers and directors:
Edward Gillespie, Chief Executive Officer and Director	-		-
Lucie Harwood, Chief Financial Officer	-		-
Joseph Gasik, Chief Operating Officer	-		-
Matthew Henninger, Director	-		-
Martha Crawford, Director	-		-
Peter Longo, Director	11,918	(4)	*
Robert Bailey, Director	1,500	(5)	*
All current directors and named executive officers as a group (7 persons)	13,718		*

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each person is 1300 Post Oak Blvd., Suite 1305, Houston, Texas 77056.

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(2)	The address of Bower Family Holdings, LLC (“BFH”) is 110 Kings Road, Kings Mountain, NC 28086. Kevin Bower has the sole voting control and investment discretion with respect to the shares of Common Stock held by BFH. Please also see “ - Closing of Share Exchange and Change of Control” below.
(3)	The address of Abundia Financial, LLC (“Abundia Financial”) is 48 Wall Street, 11th Floor, New York, NY, 10005. Edward Gillespie, Joseph Gasik and Kevin Bower, the managers of Abundia Financial, may be deemed to have shared voting and investment discretion with respect to the shares of Common Stock held by Abundia Financial. Messrs. Gillespie, Gasik and Bower disclaim beneficial ownership of such shares held by Abundia Financial, LLC except to the extent of their pecuniary interest therein. Please also see “ - Closing of Share Exchange and Change of Control” below.
(4)	Consists of 12,218 shares of Common Stock issuable upon exercise of stock options.
(5)	Consists of 1,500 shares of Common Stock issuable upon exercise of stock options.

Closing of Share Exchange and Change of Control

On July 1, 2025, as contemplated by that certain share exchange agreement, dated February 20, 2025, as amended (the “Share Exchange Agreement”), between the Company and Abundia Financial and BFH (the “AGIG Unitholders”), the Company acquired all of the outstanding units of Abundia Global Impact Group, LLC (“AGIG”) from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of Common Stock, which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the closing of such transaction (including the Exchange Shares (as defined in the Share Exchange Agreement)), plus (b) all Common Stock approved for issuance by the Company under a Future Equity Incentive Plan (as defined in the Share Exchange Agreement) at the time of such closing, contingent upon the approval by the stockholders of the Company of such Future Equity Incentive Plan (the “Share Exchange”). Immediately following the consummation of the Share Exchange, Abundia Financial directly held 84.6% of the outstanding shares of the Company, and BFH directly held 10.4%, and indirectly through Abundia Financial 46.3%, of the outstanding shares of Common Stock, resulting in a change of control of the Company.

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ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of the Board, each to serve until the Company’s 2026 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified, or until each of their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years, presented as of November 13, 2025. Should one or more of these nominees become unavailable to accept nomination or election as a director, Mr. Gillespie will vote the shares that he represents for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Edward Gillespie	49	2025
Robert Bailey	61	2024
Martha Crawford	57	2025
Matthew Henninger	58	2025
Peter Longo	66	2024

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Nominees for Election as Director Continuing in Office until 2026

Edward Gillespie Age: 49 Director Since: July 2025

Edward Gillespie has over 20 years of executive experience in senior management, finance, operations and capital markets. Mr. Gillespie co-founded Abundia Global Impact Group LLC in 2019, and has served as board member, President and CEO since 2025. Since 2018, Mr. Gillespie has served on the board of Poseidon Plastics, Ltd. and as the President of Abundia Financial. He also serves as the Chief Executive Officer of SafeBus Inc. and as the Chairman and Managing Director of Port House Consultants Ltd. In 2007, Mr. Gillespie founded Moyle Road Construction Ltd. and served as the Chairman and Managing Director until 2012, during which time the company grew to employ over 100 employees and earned multi-million Euros in revenue. Mr. Gillespie has a Diploma in Business Management and Development from The College of Management and IT in Ireland. Mr. Gillespie has served as a board member of various companies for the past 25 years, and held senior management positions, including Chief Executive Officer of Abundia Global Impact Group LLC, his experience both at board and executive level makes him duly qualified to serve as a board member.

Robert Bailey Age: 61 Director Since: November 2024

Robert Bailey has served as a director, since November 2024. Mr. Bailey has over 35 years of experience in corporate finance and accounting and retired from Raytheon Technologies Corporation (RTX), formerly United Technologies Corporation (UTC), in 2020 and has since been performing financial consulting for a variety of companies. Mr. Bailey was employed at UTC since 1992. From 2016 to 2020, Mr. Bailey served as VP Controller for UTC until the merger with Raytheon Corporation. During his 28 years with UTC, Mr. Bailey served as CFO and Principal Accounting Officer at several of UTC’s business units. RTX is not affiliated with the Company. Mr. Bailey has a bachelor in accountancy degree from the University of Massachusetts - Amherst and is a Certified Public Accountant (CPA). His experience both at board and executive level makes him duly qualified to serve as a board member.

Martha Crawford Age: 57 Director Since: August 2025

Martha Crawford has served as a board director since August 1, 2025. During her 30-year career, she has held positions of progressive responsibility and leadership in various industries and has had a distinguished career in the energy, chemicals and finance industries. Since 2021, she has worked as Operating Partner at Macquarie Asset Management (MAM) and serves on the boards of two MAM-owned portfolio companies. Since 2019, she has served as CEO of ESG-FIN LLC and as an independent advisor to private equity firms, helping to assess potential targets in environmental infrastructure sectors. She served as an independent director of ALTRAN Technologies from 2015 to 2020 and an independent director of Suez SA from 2019 to 2022. From 1997 to 2016, Ms. Crawford was Chief Technology Officer for Areva (now Orana) and Air Liquide, leading international research and development operations. Having served on the Investment Committee at both companies, she is skilled at CPEX and project management. Ms. Crawford has MS and PhD degrees in Chemical and Environmental Engineering from Harvard University and an MBA from the French College des Ingénieurs. In 2022, she earned an Executive Certificate in Private Equity and Venture Capital from Columbia Business School. Her experience as a board member and at executive level makes her duly qualified to serve as a board member.

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Matthew Henninger Age: 58 Director Since: July 2025

Matthew Henninger has over 35 years of experience that encompasses corporate finance, marketing, brand development, and operational management. Mr. Henninger is currently the Managing Partner of BRM Holdings, a private family office that has investments in biotech, healthcare services, consumer products, data access technology, and investment funds. Since March of 2015, he has managed the day-to-day operations of the business including the evaluation of prospective business opportunities and investments. In April of 2023, Mr. Henninger became the CEO of Exotropin, a BRM Holdings portfolio company. Exotropin is an exosome platform technology company that has developed a portfolio of intellectual property around processing and use of the proprietary exosomes. The company also produces and sells consumer products predominately in the United States and the Middle East. In addition to his duties as the company’s CEO, he is also responsible for the manufacturing of the company’s products. The businesses have no affiliation with HUSA and Mr. Henninger has not held any other directorships in the last five years. His experience at board and executive level makes him duly qualified to serve as a board member.

Peter Longo Age: 66 Director Since: November 2024

Peter Longo previously served as our President and CEO, and principal financial officer until July 2025. Mr. Longo has served as a director since November 2024. Mr. Longo retired from United Technologies Corporation (UTC) in 2018 and has since been serving as the Chairman of Cyient, Inc. the U.S. subsidiary of Cyient, Ltd., a leading management services provider in engineering, manufacturing, geospatial, network, and operations management services to multi-national companies. Mr. Longo was employed at UTC since 1988. From 2016 to 2018, Mr. Longo served as SVP of Operations for UTC from prior to the merger with and into Raytheon Corporation (RTX). During his 30 years with UTC, Mr. Longo served as CFO, CIO, and Principal Accounting Officer at several of UTC’s business units. Neither Cyient nor RTX is affiliated with the Company. Mr. Longo has a bachelor in accountancy degree from Bentley University and is a Certified Public Accountant (CPA) since 1981. His experience both at board and executive level makes him duly qualified to serve as a board member.

Vote Required and Recommendation

Our Certificate of Incorporation does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of common stock cast on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Votes withheld will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for any particular nominee. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not have any effect on the number of votes cast for any particular nominee.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the five (5) director nominees.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

The Board and Board Meetings; Annual Meeting Attendance

The Board consists of five directors. During the fiscal year ended December 31, 2024, the Board held a total of six (6) meetings (including telephonic meetings and committee meetings). All members of the Board attended at least 75% of the Board meetings during the period in which they served as director. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our previous directors holding positions at the time of the 2024 annual meeting of stockholders attended such stockholder meeting.

Board Independence

The Board has determined that, with the exception of Edward Gillespie, as Chief Executive Officer, and Peter Longo, who previously served as Chief Executive Officer within the past three years, each of the directors qualify as “independent” as defined by applicable NYSE American and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

The Board currently has, and appoints members to, three standing committees: the audit committee, the compensation committee, and the governance and nominating committee. Each member of these committees is independent as defined by applicable NYSE American and SEC rules. The current members of the Board’s committees are identified below:

Director	Audit	Compensation	Governance and Nominating
Robert Bailey	(Chair)
Matthew Henninger		(Chair)
Martha Crawford			(Chair)

Audit Committee

The audit committee of the Board (“Audit Committee”) is composed of three independent directors, Robert Bailey, Matthew Henninger, and Martha Crawford, each of whom meets the independence and financial literacy requirements as defined by applicable NYSE American and SEC rules. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The Board has determined that Mr. Bailey qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The Audit Committee acts under the terms of a written charter initially adopted in May 2006, a copy of which can be found on our website at www.houstonamerican.com/corporate-governance. The Audit Committee met five times during the fiscal year ended December 31, 2024. For more information regarding the Audit Committee, please refer to the “Report of Audit Committee” beginning on page 20.

Compensation Committee

The compensation committee of the Board (“Compensation Committee”) is composed of two independent directors, Mathew Henninger and Robert Bailey, as defined by applicable NYSE American rules. The Compensation Committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including our chief executive officer. The Compensation Committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

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The Compensation Committee acts under the terms of a written charter adopted in June 2013, a copy of which can be found on our website at www.houstonamerican.com/corporate-governance. The Compensation Committee held one meeting during the fiscal year ended December 31, 2024.

Nomination of Directors

The governance and nominating committee of the Board (“Nominating Committee”), which is appointed by the Board, is composed of two independent directors Martha Crawford and Matthew Henninger, as defined by applicable NYSE American rules. The Nominating Committee reviews, evaluates and proposes candidates for election to the Board, and considers any nominees properly recommended by stockholders. The Nominating Committee promotes the proper constitution of the Board so that it meets its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the nominating committee then identifies the desired skills and experience of a new candidate(s).

The Nominating Committee acts under the terms of a written charter adopted in June 2025, a copy of which can be found on Annex A to this Proxy Statement and will be made available on our website at www.houstonamerican.com/corporate-governance. The nominating committee did not meet during the fiscal year ended December 31, 2024.

Stockholders also have the right under our Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2026 Annual Meeting” on page 26.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead independent director, Mr. Bailey, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Houston American Energy Corp, Board of Directors, c/o Corporate Secretary, 1300 Post Oak Blvd., Suite 1305, Houston, Texas 77056.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

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●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as may be set forth in our discussion below in “Related Party Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Leadership Structure and Risk Oversight Role

Robert Bailey presently serves as our “Lead Independent Director.” Peter Longo presently serves as our chairman of the Board. We believe that such a leadership structure is appropriate for our company given the small size of our company and our need to control costs and facilitate rapid response to market opportunities.

Our Board provides high level oversight with respect to our risk management activities, consisting principally of interfacing with management with regard to proper risk management policies and implementation of those policies. In general, the Board familiarizes itself with the risk management policies being pursued and the actual transactions carried out in that regard so as to assure that the policy is sound and the transactions undertaken are consistent with the policy. Given our position as a non-operator of our various properties, decisions regarding entry into derivative instruments to manage commodity price risk is typically vested in the property operators and, therefore, the Board believes that the Company and its management has little discretion with regard to risk management transactions at the property level.

Anti-Hedging Policy

Under the terms of our Insider Trading Policy, all directors and executive officers are prohibited from engaging in any hedging transaction involving shares of our securities, such as puts, calls or short sales.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. A current copy of the code can be found on our website at www.houstonamerican.com/corporate-governance. In addition, we intend to post on our website or file under cover of Form 8-K all disclosures that are required by law or NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Edward Gillespie	49	Chief Executive Officer and Director
Lucie Harwood	49	Chief Financial Officer
Joe Gasik	50	Chief Operating Officer

Biographical information about Mr. Gillespie appears above on page 7.

Lucie Harwood Officer Since: July 1, 2025

Ms. Harwood has over 20 years of finance experience and has worked across a number of sectors with large multinationals, including Kerry Group and Laird PLC. Since 2022, Ms. Harwood has served as the Chief Financial Officer of Abundia Impact Group. From 2020 to 2021, Ms. Harwood served as Interim CFO of Aer Lingus, where she also served as Director of Insurance, Tax & Treasury from 2018 to 2020. Her knowledge and experience cross all areas of finance, but she specializes in investor relations, risk management, tax, and treasury management. Ms. Harwood has served in a number of senior leadership roles across a wide array of team sizes, ranging from large well-established finance teams to more informal cross-functional teams, often during times of significant change or challenge. She is passionate about how finance can, and should, take the lead in driving business value and innovation. Ms. Harwood is a UK Chartered Accountant (FCA) and holds a BA (Hons) in Politics and History from the University of Newcastle-upon-Tyne.

Joseph Gasik Officer Since: July 1, 2025	Mr. Gasik is a partner and co-founder of Abundia Financial – an asset investment acquisition and venture capital development company that established and provided all Abundia Global Impact Group seed funding. As a strategic and operational leader, Mr. Gasik is experienced in developing and executing corporate business plans and delivering large-scale change programs to drive excellence and growth. At GE Transportation, he designed and implemented the governance process and delivery framework to manage more than 200 IT integration projects associated with an $8 billion Fortune 500 merger. For Musanada, an Abu Dhabi government-owned entity, Mr. Gasik served as a critical adviser to the executive management team, driving forward the formulation of Musanada’s strategy and overseeing its execution through the Balanced Scorecard. During his tenure at Musanada, the company grew from 30 employees to more than 500, with a portfolio of $27 billion in public infrastructure projects, making it one of the largest developers in the Middle East. Mr. Gasik also consulted at the Ministry of Interior in Saudi Arabia and worked at UBS Wealth Management in the United States. He has an MBA from the University of Notre Dame, an MS from Stevens Institute of Technology, and a BBA from the University of Delaware. Mr. Gasik also serves on the board of Poseidon Plastics and is based in Chicago.

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EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2024, and 2023. We have opted to comply with the reduced executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for only (i) our principal executive officer, (ii) the two most highly compensated executive officers other than our principal executive officer and (iii) if applicable, up to two individuals who would have qualified as our two most highly compensated executive officers other than the principal executive officer but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. Throughout this document, the officers below are referred to as our “named executive officers” or “NEOs”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)	Total ($)

Peter Longo(2), Former CEO and CFO	2024	24,000	-	-	27,883	-	-	51,883
	2023	-	-	-	-	-	-	-
John Terwilliger(3), Former CEO	2024	240,000	-	-	-	21,225	-	261,225
	2023	210,000	200,000	-	-	32,940	-	442,940

(1)	The amounts consists of production payments under our Production Incentive Compensation Plan and with respect to revenues from prospects in Colombia. For a description of our Production Incentive Compensation Plan, see Note 9 to the consolidated financial statements included as part of Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025, as amended and filed with the SEC on April 30, 2025.

(2)	On November 11, 2024, Mr. Longo was appointed as Chief Executive Officer and to the Board of Directors of the Company. On February 18, 2025, Mr. Longo was appointed Chief Financial Officer of the Company. On July 1, 2025, in connection with the Share Exchange, Mr. Longo resigned from his position as Chief Executive Officer of the Company.

(3)	On November 11, 2024, Mr. Terwilliger resigned as Chief Executive Officer of the Company. On December 30, 2025, Mr. Terwilliger resigned as a member of the Board of Directors of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to unexercised options previously awarded to the named executive officers at December 31, 2024. The presentation of the shares of Common Stock in the following table does not reflect the Company’s 1-for-10 reverse stock split of its Common Stock effected on June 6, 2025.

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Valu of Shares or Units of Stock That Have Not Vested

John Terwilliger	07/22/21	150,000	-	$1.77	07/22/31	-	$-
	11/11/20	150,000	-	1.45	11/10/30	-	-
	06/13/19	40,000	-	2.71	06/13/29	-	-
	03/20/18	40,000	-	3.75	03/20/28	-	-
	06/10/14	48,000	-	5.19	06/10/24	-	-
Peter Longo	12/16/24	10,870	-	0.73	12/16/34	8,696	6,087
	11/15/24	11,450	-	0.76	11/15/34	9,160	4,855

Employment Arrangements

On July 1, 2025, in connection with the Share Exchange, Mr. Longo resigned from his position as CEO of the Company. Mr. Longo did not have an employment agreement with the Company. While serving as an officer of the Company, Mr. Longo received the following compensation: (1) a base salary of $15,000 a month, (2) the monthly-issuance of options to acquire a number of shares of Common Stock equal to $15,000 divided by the then trading price per share (mid-month) of Common Stock. Mr. Longo did not participate in health insurance or other benefit plans available to company employees.

Mr. Terwilliger resigned as CEO of the Company effective November 11, 2024. In November 2024, we entered into an agreement with Mr. Terwilliger, paying him $800,000 in exchange for terminating his change of control agreement with the Company. In addition, Mr. Terwilliger resigned as a director on December 31, 2025, serving as an advisor to the Company for $2,500 monthly payments until August 2025. No stock options were granted to Mr. Terwilliger during 2024.

Equity Incentive Plans

Our board of directors and shareholders have adopted the Houston American Energy Corp. 2008 Equity Incentive Plan (the “2008 Plan”), the Houston American Energy Corp. 2017 Equity Incentive Plan (the “2017 Plan”), the Houston American Energy Corp. 2021 Equity Incentive Plan (the “2021 Plan”) and the Houston American Energy Corp. 2025 Equity Incentive Plan (the “2025 Plan” together with the 2008 Plan, 2017 Plan, and 2021 Plan, the “Plans”).

480,000 shares, 400,000 shares, 500,000 shares, and 750,000 shares respectively, of common stock are reserved for issuance pursuant to grants of stock options and restricted stock under the 2008, 2017, 2021 Plan, and 2025 Plan. The 2008 Plan has expired and no new option grants may be made under that plan although options granted under the 2008 Plan remain outstanding and exercisable. The Plans are administered by our Compensation Committee and provide that key employees, consultants and directors are eligible to participate therein.

Policies on the Timing of Option Grants in Relation to the Release of Material Non-public Information

We do not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation at certain times. We do not grant equity awards in anticipation of the release of material non-public information that is likely to result in changes to the price of our Common Stock, and do not time the public release of such information based on award grant dates. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

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During the year ended December 31, 2024, other than as disclosed in the table below, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of securities underlying the award(1)	Exercise price of the award ($/Sh)	Grant date fair value of the award(2)

Percentage
change in the
closing market
price of the
securities
underlying the
award between

the trading
day ending
immediately
prior to the

disclosure of
material
nonpublic
information

and the trading
day beginning
immediately

following the
disclosure of
material
nonpublic

information.

Peter Longo	12/15/2024	10,869.57	$1.38	$15,000	3.125%

(1)	Such number of shares of Common Stock issuable upon exercise of such stock options does not reflect the Company’s 1-for-10 reverse stock split of its Common Stock effected on June 6, 2025.
(2)	Exercise price of the options was equal to the closing market price on the date of grant. The grant date fair value of the award was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2024.

Production Incentive Compensation Plan

In August 2013, our compensation committee adopted a Production Incentive Compensation Plan (the “PIC Plan”). The purpose of the PIC Plan is to encourage employees and consultants participating in the PIC Plan to identify and secure for our company participation in attractive oil and gas opportunities.

Under the PIC Plan, the committee may establish one or more pools (each a “Pool”) and designate employees and consultants to participate in those Pools and designate prospects and wells, and a defined percentage of our revenues from those wells, to fund those Pools. Only prospects acquired on or after establishment of the PIC Plan, and excluding all prospects in Colombia, may be designated to fund a Pool. The maximum percentage of our share of revenues from a well that may be designated to fund a Pool is 2% (the “Pool Cap”); provided, however, that with respect to wells with a net revenue interest (“NRI”) to the 8/8 of less than 73%, the Pool Cap with respect to such wells shall be reduced on a 1-for-1 basis such that no portion of our revenues from a well may be designated to fund a Pool if the NRI is 71% or less.

Designated participants in a Pool will be assigned a specific percentage out of our revenues assigned to the Pool and will be paid that percentage of such revenues from all wells designated to such Pool and spud during that participant’s employment or services with our company. In no event may the percentage assigned to our chief executive officer relative to any well within a Pool exceed one-half of the applicable Pool Cap for that well. Payouts of revenues funded into Pools shall be made to participants not later than 60 days following year end, subject to the committee’s right to make partial interim payouts. Participants will continue to receive their percentage share of revenues from wells included in a Pool and spud during the term of their employment or service so long as revenues continue to be derived by our company from those wells even after termination of employment or services of the participant; provided, however, that a participant’s interest in all Pools shall terminate on the date of termination of employment or services where such termination is for cause.

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In the event of certain changes in control of our company, the acquirer or survivor of such transaction must assume all obligations under the PIC Plan; provided, however, that in lieu of such assumption obligation, the committee may, at its sole discretion, assign overriding royalty interests in wells to substantially mirror the rights of participants under the PIC Plan. Similarly, the committee may, at any time, assign overriding royalty interests in wells in settlement of obligations under the PIC Plan.

The PIC Plan is administered by our compensation committee which shall consult with our chief executive officer relative to Pool participants, prospects, wells and interests assign although the committee will have final and absolute authority to make all such determinations.

During 2023, no awards were made under the PIC Plan.

In addition to awards under our PIC Plan, we previously granted to Mr. Terwilliger a 1.5% interest in all revenues derived from prospects in Colombia.

During 2023, cash payments totaling $32,940 were made to Mr. Terwilliger under the PIC Plan and with respect to Colombian prospects.

Pension Benefits

We do not maintain any retirement plans or otherwise provide any retirement benefits of any nature for our executives or employees.

Clawback Policy

Our Board has adopted a Clawback Policy covering compensation paid to our executive officers. Under this policy, in the event a restatement of our financial statements is made due to material noncompliance with financial reporting requirements under U.S. securities laws, any performance-based cash compensation paid and any performance-based equity awards granted to such officer with respect to the period covered by the restatement will be recalculated and the board may seek recoupment of any excess compensation.

Pay Versus Performance

The following information sets forth the relationship between executive compensation actually paid and certain financial performance of the Company for the fiscal years ended December 31, 2024, 2023 and 2022.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (John Terwilliger) (1) (b)	Summary Compensation Table Total for PEO (Peter Longo) (1) (b)	Compensation Actually Paid to PEO (John Terwilliger)(2) (c)	Compensation Actually Paid to PEO (Peter Longo)(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) (f)	Net Income (Loss) (millions) (6) (h)
2024	$261,225	$51,883	$261,225	$53,205	n/a	n/a	$9.79	$(8.22)
2023	$442,940	n/a	$442,940	n/a	n/a	n/a	$25.17	$(3.21)
2022	$352,725	n/a	$751,294	n/a	n/a	n/a	$140.56	$(0.74)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Terwilliger and Mr. Longo for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation - Summary Executive Compensation Table.”
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Terwilliger and Mr. Longo, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Terwilliger and Mr. Longo during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Terwilliger’s and Mr. Longo’s total compensation for each year to determine the compensation actually paid:

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Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2024 (John Terwilliger)	$261,225	$0	$0	$261,225
2024 (Peter Longo)	$51,883	$27,833	$29,205	$53,205
2023	$442,940	$0	$0	$442,940
2022	$352,725	$0	$398,569	$751,294

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	$23,629	$0	$5,577	$0	$0	$0	$29,205
2023	$0	$0	$0	$0	$0	$0	$0
2022	$0	$0	$0	$398,569	$0	$0	$398,569

(3)	The Company did not have any other named executive officers in the covered fiscal years.
(4)	The Company did not have any other named executive officers in the covered fiscal years.
(5)	The cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards during the fiscal years ended December 31, 2024, 2023 or 2022.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Description of Pay Versus Performance Relationships

The following graphs show the relationship between the executive compensation actually paid (“CAP”) for our PEO and our total shareholder return and net income over the prior three fiscal years ending December 31, 2024, 2023 and 2022, as reported in the tables above. Total shareholder return values are measured from December 31, 2021, based on an assumed fixed investment of $100.

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Director Compensation Table

The following table provides compensation information for the year ended December 31, 2024, for each member of our Board. The presentation of the shares of Common Stock in the following table does not reflect the Company’s 1-for-10 reverse stock split of its Common Stock effected on June 6, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen Hartzell(3)	25,594	-	21,243	-	-	46,837
Keith Grimes(4)	25,594	-	21,243	-	-	46,837
Robert Bailey(5)	2,925	-	22,174	-	-	25,099
James Schoonover(6)	11,700	-	21,243	-	-	32,943

(1)	Reflects the grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 6 to the Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025.

(2)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2024, the last day of the 2024 fiscal year: Mr. Hartzell: 116,000; Mr. Grimes: 116,000; Mr. Bailey: 15,000; and Mr. Schoonover: 320,666.

(3)	Resigned from the Board on July 1, 2025.

(4)	Resigned from the Board on August 1, 2025.

(5)	Appointed as a member of the Board on November 11, 2024.

(6)	Resigned from the Board on November 11, 2024.

Standard Director Compensation Arrangements

During the fiscal year ended December 31, 2024, we compensated non-employee members of the Board through a mixture of cash and equity-based compensation. Cash compensation arrangements for our non-employee directors consisted of the following payments: (i) annual retainer of $11,700; (ii) annual retainer for service on each board committee of $3,900; (iii) annual retainer for service as chair of the audit committee of $4,875; and (iv) annual retainer for service as chair of the compensation committee of $4,875. Each of the annual retainers is payable in equal quarterly installments. We also reimbursed expenses incurred by non-employee directors to attend Board and committee meetings.

During the fiscal year ended December 31, 2024, on the date of the initial appointment or election of each non-employee director, and on the date of each annual meeting thereafter, each non-employee director received a stock option grant to purchase 20,000 shares of Common Stock (pro-rated if appointment or election is other than at an annual meeting of stockholders) at a price equal to the fair market value of the Common Stock on the date of grant. Options granted to directors vest 20% on the date of grant and 80% nine months from the date of grant.

During the fiscal year ended December 31, 2024, directors who were also our employees did not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as employees of the Company.

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm to discuss the results of Marcum LLP’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with Marcum LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Public Company Accounting Oversight Board. The audit committee has also considered the compatibility of audit related and other services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

By the Audit Committee of the Board of Directors:

Robert Bailey, Audit Committee Chair

Martha Crawford, Audit Committee Member

Matthew Henninger, Audit Committee Member

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

CBIZ CPAs P.C. (“CBIZ”) has served as our independent registered public accounting firm since October 2, 2025 and has been appointed by the audit committee of the Board (the “Audit Committee”) to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of CBIZ as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting, in person or by proxy, the Board will reconsider its selection of CBIZ as our independent registered public accounting firm.

CBIZ has no interest, financial or otherwise, in our Company. We do not currently expect a representative of CBIZ to physically attend the Annual Meeting, however, it is anticipated that a CBIZ representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

Dismissal of Independent Registered Public Accounting Firms

As reported on the Current Report on Form 8-K of the Company filed with the SEC on October 3, 2025, as of October 2, 2025, the Audit Committee approved the dismissal of Baker Tilly US, LLP (“Baker Tilly”) and Marcum LLP (“Marcum”) as AGIG’s and the Company’s independent registered public accounting firms. Baker Tilly served as the independent public accounting firm of AGIG prior to the completion of the Share Exchange. Marcum had continued to serve as the Company’s independent registered public accounting firm after the Share Exchange. Baker Tilly and Marcum LLP audited AGIG’s and the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023.

The reports of Baker Tilly on AGIG’s financial statements and the reports of Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During AGIG’s two most recent fiscal years and through the date of dismissal, (a) AGIG had no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Baker Tilly would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses in AGIG’s internal control over financial reporting as previously reported on the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 14, 2025. During the Company’s two most recent fiscal years and through the date of dismissal, (a) the Company had no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Marcum would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses in the Company’s internal control over financial reporting as previously reported on the Company’s annual report on Form 10-K, initially filed with the SEC on February 24, 2025, and as amended and filed with the SEC on April 30, 2025.

The Company provided Baker Tilly and Marcum with copies of the above disclosures prior to filing with the SEC Current Report on Form 8-K on October 3, 2023 and requested Baker Tilly and Marcum to furnish letters addressed to the SEC stating whether they agree with the statements made in Item 4.01 of such Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The copies of Baker Tilly’s and Marcum’s letters are filed as Exhibit 16.1 and Exhibit 16.2 to such Current Report on Form 8-K.

On October 2, 2025, the Committee approved the engagement of CBIZ as the Company’s independent registered public accounting firm. After such date, the services provided by Marcum and Baker Tilly are being provided by CBIZ. During the Company’s two most recent fiscal years, the Company has not consulted with CBIZ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

21

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee retained Marcum to audit the Company’s consolidated financial statements and the effectiveness of its internal controls as of and for the years ended December 31, 2024 and 2023. For additional information concerning the Audit Committee and its activities with Marcum, see “Audit Committee Report” contained in this Proxy Statement and “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant” below.

Fees Paid to Auditor

The following table presents aggregate fees for professional services rendered by Marcum LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2024 and 2023.

Fee Category	FY 2024	FY 2023
Audit Fees (1)	$330,974	$248,810
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$330,974	$248,810

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

All fees set forth in the table above were approved by our audit committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of such independent auditors with respect to such services. The chairman of our Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by our independent auditors other than the annual audit. The chairman of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of common stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of common stock present and entitled to vote on the matter will be required to ratify the Board’s selection of CBIZ as our independent registered public accountants for the fiscal year ending December 31, 2025. If this ratification is not approved by the requisite vote of the stockholders, in person or by proxy, and voting on the matter, the Board will reconsider its selection of CBIZ as our independent registered public accounting firm.

Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 2 has been approved. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not have any effect on the outcome of this Proposal No. 2.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of CBIZ as our independent registered public accountants for the fiscal year ending December 31, 2025.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF CBIZ AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

22

A NON-BINDING ADVISORY PROPOSAL TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal No. 3)

Summary

Our compensation policies and procedures are centered on a pay-for-performance philosophy, and we believe that they are strongly aligned with the long-term interests of our stockholders. Our compensation program is designed to attract, motivate, and retain the key executives who drive our success. Compensation that rewards excellence and reflects performance, and alignment of that compensation with the interests of long-term stockholders, are key principles of our compensation program design. Although we have made and will continue to make improvements to our compensation program from time to time, these key principles have been unchanged for many years.

We support the principle that our corporate governance policies, including our executive compensation program, should be responsive to stockholder concerns. This principle is embodied in a non-binding, advisory vote that gives you as a stockholder the opportunity to approve the compensation of our named executive officers as disclosed in this proxy statement, including, among other things, our executive compensation objectives, policies and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific item of compensation. We value the opinions of our stockholders and intend to take the outcome of this vote into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect any existing compensation awards of any of our executive officers, including our named executive officers.

As discussed above, our executive compensation program is designed:

● to demand and reward excellence from each of our executive officers and from the management team as a whole;

● to align our interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging unnecessary or unreasonable risks;

● to further link executive and stockholder interests through equity-based compensation and long-term stock ownership arrangements;

● to recognize and reward excellence in an executive’s performance in the furtherance of our goals and objectives without undertaking unnecessary or excessive risk; and

● to attract and retain high caliber executive and employee talent.

We encourage you to consider the detailed information provided in the Summary Compensation Table and the tables and other information that follow it. The Board will review the advisory voting results and will take them into account in making future executive compensation decisions.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of common stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of common stock present and entitled to vote on the matter will be required to approve the Say-On-Pay Proposal, which is non-binding on the Company.

Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 3 has been approved. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not have any effect on the outcome of this Proposal No. 3.

At the Annual Meeting a vote will be taken on a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS AS DISCLOSED HEREIN.

23

RELATED PARTY TRANSACTIONS

Other than as described below, except compensation arrangements, since the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of the Company’s officers, directors, beneficial owners of more than 5% of outstanding shares of common stock or outstanding shares of a class of voting preferred stock, or their family members, that exceeded the lesser of (i) $120,000 or (ii) one percent (1%) of the average of the Company’s total assets at year-end for the last two fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Share Exchange and Change of Control

On July 1, 2025, as contemplated by that certain share exchange agreement, dated February 20, 2025, as amended (the “Share Exchange Agreement”), between the Company and Abundia Financial and Bower Family Holdings, LLC (the “AGIG Unitholders”), the Company acquired all of the outstanding units of Abundia Global Impact Group, LLC (“AGIG”) from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of Common Stock, which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the closing of such transaction (including the Exchange Shares (as defined in the Share Exchange Agreement)), plus (b) all Common Stock approved for issuance by the Company under a Future Equity Incentive Plan (as defined in the Share Exchange Agreement) at the time of such closing, contingent upon the approval by the stockholders of the Company of such Future Equity Incentive Plan (the “Share Exchange”). Immediately following the consummation of the Share Exchange, Abundia Financial directly held 84.6% of the outstanding shares of the Company, and Bower Family Holdings, LLC directly held 10.4%, and indirectly through Abundia Financial 46.3%, of the outstanding shares of Common Stock, resulting in a change of control of the Company.

Debt Restructuring

Pursuant to an Assignment, Assumption and Release Agreement, dated November 12, 2025, Bower Family Holdings, LLC acquired the majority of a senior secured convertible note, in the principal amount of $3,500,000, originally issued by the Company to a third party investor, which was used to finance the purchase of the Company’s Cedar Port property. Such original senior secured convertible note was dated July 10, 2025, in the original principal amount of $5,434,783.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our outstanding shares of common stock must report on their ownership of the common stock and any changes in such ownership to the Securities Exchange Commission. Specific due dates for these reports have been established. During such fiscal year, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis, with the exception of the reports listed in the table below:

Name	Number of Late Reports	Description
Martha Crawford	1	Martha Crawford’s Form 3 was not filed on a timely basis.
Matthew Henninger	1	Matthew Henninger’s Form 3 was not filed on a timely basis.
Bower Family Holdings, LLC	1	Bower Family Holdings, LLC’s Form 3 was not filed on a timely basis.

24

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all stockholders of record. If you have more than one account in your name or at the same address as other stockholders, the Company or your broker may discontinue mailings of multiple copies. If you are voting by Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a stockholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by calling Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and we will promptly deliver additional materials as requested.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some stockholders following the original solicitation. The Company has retained Broadridge Financial Solutions, Inc. to assist with the solicitation of proxies for a project management fee of $40,000 plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. The SEC permits us to “incorporate by reference” into this Proxy Statement the information that we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to such information. Information that is incorporated by reference is considered to be part of this Proxy Statement. We have filed with the SEC and incorporate by reference in this Proxy Statement, except as superseded, supplemented or modified by this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025, as amended by Amendment No. 1 to such Annual Report on Form 10-K, filed with the SEC on April 30, 2025.

You are encouraged to review such Annual Report on Form 10-K, together with any subsequent information that we filed or will file with the SEC and other publicly available information. Copies of this Proxy Statement and such Annual Report on Form 10-K are also available on our website at https://houstonamerican.com/sec-filings. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

25

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2026 ANNUAL MEETING

Any stockholders wishing to submit proposals intended to be presented at our 2026 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than October 7, 2026 and not earlier than September 17, 2026. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

Our Bylaws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s stockholder meeting, provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the previous year’s annual meeting, notice by a stockholder, to be timely, must be so delivered not earlier than the 90 days prior to such annual meeting and not later than 70 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Additionally, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements.

In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 17, 2026, provided that in the event that the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from December 16, 2026, then such notice must be provided by the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th day after the Company first publicly announces the date of the 2026 Annual Meeting.

By Order of the Board of Directors,

/s/ Edward Gillespie
Edward Gillespie
Chief Executive Officer

November 14, 2025

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE VIRTUAL ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE VIRTUAL ANNUAL MEETING ONLINE MAY VOTE THEIR STOCK AT THE TIME OF SUCH ANNUAL MEETING EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

26

Annex A

HOUSTON AMERICAN ENERGY CORP.

Governance and Nominating Committee Charter
(Adopted June 26, 2025)

PURPOSE

The purpose of the Governance and Nominating Committee is to:

- Identify individuals qualified to become Board members, consistent with criteria approved by the Board of Directors;
- Assist the Board in determining the size, structure, composition, processes, and practices of the Board and its committees and assessing director independence and qualification;
- Oversee the Board and executive management performance evaluation processes and monitor the effectiveness of the Board and its committees;
- Assist the Board in management succession planning;
- Assist the Board in enhancing the quality of the Company's corporate governance, as reflected in the Company's Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines; and
- Any matters related to the foregoing required by the federal securities laws.

MEMBERSHIP

The Governance and Nominating Committee shall consist of such number of members of the Board of Directors as shall be appointed by the Board from time to time, but in no event shall the Committee consist of fewer than three members. The Board of Directors shall designate the Chairperson of the Committee. The Board of Directors may change the membership of the Committee at any time.

The members of the Committee shall meet the applicable independence and qualification requirements of NYSE American and the Securities Exchange Act of 1934, as amended, including all rules and regulations thereunder, as well as any other legal requirements applicable to Committee members.

FUNCTIONS, POWERS, AND RESPONSIBILITIES:

The Governance and Nominating Committee shall:

Nomination Policies and Procedures

1. Annually review with the Board of Directors the criteria, including any minimum qualifications and any necessary qualities or skills, for Board membership, consistent with the Company's Certificate of Incorporation and Bylaws.
2. Identify, evaluate, and recruit individuals qualified for Board membership.
3. Periodically review the procedures to be followed by the Company's stockholders in recommending prospective director nominees, which are set forth in the Company's Certificate of Incorporation and Bylaws.
4. Consider director nominees proposed by the Company's stockholders.

5. Recommend to the Board of Directors nominees to be proposed for election at the annual meeting of stockholders or to be elected by the Board to fill vacancies or newly created directorships.
6. Recommend to the Board of Directors nominees for appointment, including a chairperson, to each committee of the Board.
7. Review and make recommendations to the Board of Directors with respect to the size, structure, composition, processes, and practices of the Board and the Board committees.
8. Review each offer of resignation by a Board member and recommend an appropriate course of action to the Board of Directors.

Director Independence and Qualification

9. Periodically review the Company's standards of director independence and recommend any proposed changes to the Board of Directors for approval.
10. In accordance with the Company's standards of director independence and the applicable independence and qualification requirements of the NYSE American LLC, the Securities Exchange Act of 1934, and any other applicable law, assess and make recommendations to the Board of Directors with respect to each Board member's independence and qualification (e.g., financial expertise of Audit and Finance Committee members).

Orientation of New Directors; Continuing Education

11. Oversee the orientation program for new Board members.
12. Review and make recommendations to the Board of Directors with respect to the Company's process for the continuing education of Board members.

Director Search Firms

13. Have the sole authority to retain and terminate any search firm used to identify director candidates and to approve such search firm's fees and other retention terms.

Performance Evaluations

14. Implement the processes for and oversee the annual performance evaluation of the Board of Directors, each committee of the Board (including a review by the Committee of its own performance), and each Board member; review the results of each Board committee's evaluation; and report to the Board of Directors the results of the full Board, the Committee, and, as appropriate, individual director evaluations.

Corporate Governance

15. Periodically review and reassess the adequacy of the Company's corporate governance framework, including the Certificate of Incorporation, Bylaws, and related governance documents and recommend any proposed changes to the Board of Directors for approval.

Management Succession Planning

16. In consultation with the Chief Executive Officer, evaluate potential successors to the Chief Executive Officer and other members of executive management and report annually to the Board of Directors on succession planning.

ESG Reporting (when applicable)

17. Review and discuss with management legislative, regulatory, and other developments regarding ESG reporting and disclosures.
18. Review, discuss with management, and coordinate with the Audit Committee, as needed, (i) the Company's annual ESG report; (ii) the types of information to be included in the Company's ESG disclosures within the financial reporting framework; (iii) the alignment of the Company's financial reporting and ESG disclosures; and (iv) the internal controls and procedures related to ESG disclosures, including any assurance being provided by the independent auditor or other third party with respect to ESG disclosures.

Other

19. Review and make recommendations to the Board of Directors with respect to any stockholder proposal. To the extent that a stockholder proposal relates to a matter that is overseen by another committee (e.g., executive compensation), then the input of such other committee shall be solicited.
20. Annually review the Committee's own performance and report the results of such review to the Board of Directors.
21. Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.
22. Report regularly to the Board of Directors on matters within the scope of the Committee, as well as any special issues that merit the attention of the Board.
23. Perform such other duties required by law or necessary or appropriate to ensure the effective functioning of the Board of Directors and high-quality corporate governance, or as the Board of Directors may from time to time direct.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81348-P41044

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOUSTON AMERICAN ENERGY CORP.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal No. 1 and FOR each of Proposal No. 2 and Proposal No. 3:

	For	Withhold
1. Election of directors:		
1a. Edward Gillespie	☐	☐
1b. Robert Bailey	☐	☐
1c. Martha Crawford	☐	☐
1d. Matthew Henninger	☐	☐
1e. Peter Longo	☐	☐

	For	Against	Abstain
2. Proposal to ratify the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025	☐	☐	☐
3. Proposal to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in our proxy statement	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 16, 2025

The Notice, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V81349-P41044

Proxy for Annual Meeting of Shareholders
to be held on Tuesday, December 16, 2025 at 11:00 a.m. Central Standard Time

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies heretofore given, hereby appoints Edward Gillespie as attorney-in-fact, agent and proxy, with full power of substitution, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders (the "Meeting") of Houston American Energy Corp., a Delaware corporation (the "Company"), to be held on Tuesday, December 16, 2025, at 11:00 a.m. Central Standard Time, or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF MANAGEMENT'S NOMINEES FOR DIRECTORS LISTED IN THIS PROXY AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Continued and to be signed on reverse side